EXHIBIT 99.1
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Hollywood Casino Logo



                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE       Investor Contact:   Paul Yates
---------------------                           Chief Financial Officer
                                                (972) 392-7777

                                                Jim Wise
                                                Corporate Marketing Director
                                                (972) 392-7777



HOLLYWOOD CASINO FILES LAWSUITS AGAINST FORMER OFFICERS
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 Company Pledges Commitment to Operate at Highest Standards and in the Interest
                               of All Stockholders

DALLAS, TEXAS, February 19, 2002 - Hollywood Casino (R) Corporation (AMEX: HWD) today announced that it has filed two lawsuits in connection with the activities of two of its directors and former officers.


The Company has filed suit in the U.S. District Court, Northern District of Texas, against Jack E. Pratt, William D. Pratt, Harold C. Simmons and certain of their affiliates alleging that the defendants violated federal securities laws. These allegations include the following:


         o The defendants and their affiliates are acting in concert as a group in connection with a planned proxy contest at the next annual stockholders' meeting and have failed to properly report such activities;



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         o        Affiliates of Mr. Simmons have acquired between 4% and 5% of the Company's common stock while being in possession of material non-public information regarding the Company.


         Messrs. Jack and William Pratt collectively own approximately 34% of the Company's common stock.


         The Company seeks multiple remedies in the lawsuit, including requiring the defendants to truthfully and accurately report their activities, as well as seeking an order to enjoin the defendants from further purchases of stock and from voting their shares of stock in any proxy contest.


         In a separate action filed in state court in Dallas County, the Company has alleged that Jack Pratt, while serving as Chairman and Chief Executive Officer of the Company, breached his fiduciary duties to the Company's stockholders by using Company funds and property for personal reasons and concealing his and his immediate family's interest in entities doing business with the Company. The Company seeks multiple remedies in the lawsuit, including restitution for such improper actions, as well as a declaratory judgment that the Company be relieved of any further financial obligations under Mr. Pratt's employment agreement with the Company.


         The Company is in the process of disclosing the facts underlying the lawsuits to the state authorities who regulate the Company's casino properties.


         Oliver B. "Buck" Revell, one of the Company's independent directors and Chairman of its Audit Committee, said: "These lawsuits reflect a commitment on the part of the Company, its Audit Committee and the independent members of its Board of Directors to ensure that the Company is operated at the highest standards and in the interest of every stockholder."

         Mr. Edward T. Pratt III, the Chairman, President and Chief Executive Officer of the Company stated that: "The lawsuits will be overseen by the independent members of the Company's Board of Directors, allowing our management team to maintain 100% focus on the Company's operations, including the completion of our new dockside casino in Aurora, Illinois."


                  Hollywood Casino Corporation owns and operates distinctive Hollywood-themed casino entertainment facilities under the service mark Hollywood Casino(R) in Aurora, Illinois, Tunica, Mississippi and Shreveport, Louisiana.


                  This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included about the business, financial condition, operating results, construction and development activities and prospects of the Company. The actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, among other things, changes in competition, economic conditions, weather conditions, tax regulations, state or local regulations or legislation applicable to the gaming industry in general or the Company in particular, decisions of courts, and other risks indicated in the Company's filings with the Securities and Exchange Commission. Such risks and uncertainties are beyond management's ability to control and, the words "believes", "expects", "estimates", "forecasts", "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Similarly, such statements herein that describe the Company's business strategy, business prospects, objectives, plans, intentions or goals are also forward-looking statements.